Exhibit 10.1

EXECUTION COPY

BACKSTOP AND SUBSCRIPTION AGREEMENT

This Backstop and Subscription Agreement (this “Agreement”), made as of September             , 2014 by and among Hennessy Capital Acquisition Corp. (the “Company”), The Traxis Group B.V. (“Traxis”), Hennessy Capital Partners I LLC (the “Sponsor”),                          (each a “Subscriber” and together, the “Subscribers”), is intended to set forth certain representations, covenants and agreements among the Company and each Subscriber, with respect to the acquisition by each Subscriber of common stock of the Company, par value $0.0001 per share (“Common Stock”), in two separate tranches, one of which shall be for aggregate consideration of up to $5,000,000 and the other of which shall be for additional aggregate consideration of up to $5,000,000, in each case through such acquisitions as are described in Sections 1(a)(iii), (iv) and (v) hereof, which representations, covenants and agreements are made in connection with the closing of the acquisition of School Bus Holdings Inc. (“School Bus”) in accordance with that certain Purchase Agreement (the “Purchase Agreement”), dated as of the date hereof, by and between Traxis and the Company (such acquisition, the “Acquisition”, and the closing of the Acquisition, the “Acquisition Closing”).

1. (a) Backstop.

(i) Each Subscriber covenants and agrees that until the earlier of the (A) Acquisition Closing or (B) Termination Date (as defined below), it shall not, and shall ensure that its Affiliates do not, Transfer any Common Stock. For purposes hereof, “Affiliate” shall mean affiliate as such term is defined in Rule 12b-2 of the Exchange Act (as defined below) and “Transfer” shall mean any direct or indirect transfer, redemption, disposition or monetization in any manner whatsoever, including, without limitation, through redemption election or any derivative transactions.

(ii) Each Subscriber covenants and agrees that it shall, and shall cause its Affiliates to, (A) vote its Common Stock that it owns on the Record Date (as defined below) in favor of (x) the Acquisition (as defined below), whether pursuant to a proxy filed by the Company or otherwise, in any vote thereon and (y) the proposals of the Company set forth in its Preliminary Proxy Statement (the “Proxy”) to be filed with the Securities and Exchange Commission in connection with a special meeting of stockholders (the “Special Meeting”) to be held by the Company to approve, among other things, the Acquisition and (B) not exercise its redemption rights in any Common Stock in connection with the Special Meeting.

(iii) Commencing on the date hereof and through 5:00 p.m. EST on the last date on which it may purchase shares of Common Stock such that the settlement of such purchase shall occur on or before the record date (the “Record Date”) for the Special Meeting (the “Open Market Deadline”), each Subscriber shall (provided it is lawful to do so) have the right to purchase the number of shares of Common Stock that may be purchased for the consideration set forth as Tranche I Backstop Allocation under its name on the signature page hereto (or such lesser number of shares, if any, as directed by the Company or to which the Company consented) (its “Tranche I Backstop Allocation”) in the open market or in other privately negotiated transactions with third parties. On the date immediately following the Open Market Deadline and promptly at other times requested by the Company from time to time, each Subscriber shall notify the Company in writing of the number of shares of Common Stock so purchased (the “Tranche I Open Market Shares”) and the aggregate purchase price paid therefor by such Subscriber. Notwithstanding the foregoing, between the Open Market Deadline and the close of business on the third Trading Day prior to the Special Meeting (the “Private Purchase Deadline”), each Subscriber shall (provided it is lawful to do so) use reasonable best efforts to purchase its remaining Tranche I Backstop Allocation in privately negotiated transactions with third parties, including forward contracts, provided that: (a) such transactions settle no later than, and are conditioned upon, the Acquisition Closing and (b) no Subscriber shall be required to purchase any shares of Common Stock at a price above $10.00. On the date immediately following the Private Purchase Deadline and promptly at other times requested by the Company from time to time, each Subscriber shall (x) notify the Company in writing of the number of shares of Common Stock so purchased (the “Tranche I Private Purchase Shares” and, together with the Tranche I Open Market Shares, the “Tranche I Market Shares”) and the aggregate purchase price paid therefor by such Subscriber and (y) provide the Company, for all Private Purchase Shares acquired, all documentary evidence reasonably requested by the Company and its advisors (including without limitation, its legal counsel) and its transfer agent and proxy solicitor to confirm that: (A) Subscriber purchased, or has contracted to purchase, such shares, and (B) the seller of such shares has provided to Subscriber a representation that (I) the seller voted such shares in favor of the Acquisition and the proposals of the Company set forth in the Proxy and (II) the seller of such shares did not exercise its redemption rights for such shares in connection with the Special Meeting. For purposes hereof, “Trading Day” shall mean a day during which trading in the Common Stock generally occurs on the NASDAQ Capital Market or, if the Common Stock is not listed on the NASDAQ Capital Market, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading.

(iv) Commencing promptly following the later of (x) such time as the Company directs each Subscriber to do so (which the Company shall not direct prior to the third Trading Day prior to the Record Date) and (y) such time as each Subscriber has purchased the entirety of its Tranche I Backstop Allocation, in either case through the Open Market Deadline, each Subscriber shall (provided it is lawful to do so) have the right to purchase the maximum number of shares of Common Stock that may be purchased for the consideration set forth as Tranche II Backstop Allocation under its name on the signature page hereto (or such lesser number of shares, if any, as directed by the Company) (its “Tranche II Backstop Allocation”, and together with the Tranche I Backstop Allocation, the “Backstop Allocation”) in the open market or in other privately negotiated transactions with third parties. On the date immediately following the Open Market Deadline and promptly at other times requested by the Company from time to time, each Subscriber shall notify the Company in writing of the number of shares of Common Stock so purchased (the “Tranche II Open Market Shares”) and the aggregate purchase price paid therefor by such Subscriber. Notwithstanding the foregoing, between the Open Market Deadline and the Private Purchase Deadline, each Subscriber shall (provided it is lawful to do so) use reasonable best efforts to purchase its remaining Tranche II Backstop Allocation in privately negotiated transactions with third parties, including forward contracts, provided that: (a) such transactions settle no later than, and are conditioned upon, the Acquisition Closing and (b) no Subscriber shall be required to purchase any shares of Common Stock at a price above $10.00. On the date immediately following the Private Purchase Deadline and promptly at other times requested by the Company from time to time, each Subscriber shall (x)

notify the Company in writing of the number of shares of Common Stock so purchased (the “Tranche II Private Purchase Shares” and, together with the Tranche I Open Market Shares, the “Tranche II Market Shares” and; and the Tranche II Market Shares, together with the Tranche I Market Shares, the “Market Shares”) and the aggregate purchase price paid therefor by such Subscriber and (y) provide the Company, for all Private Purchase Shares acquired, all documentary evidence reasonably requested by the Company and its advisors (including without limitation, its legal counsel) and its transfer agent and proxy solicitor to confirm that: (A) Subscriber purchased, or has contracted to purchase, such shares, and (B) the seller has provided to Subscriber a representation that (I) the seller of such shares voted such shares in favor of the Acquisition and the proposals of the Company set forth in the Proxy and (II) the seller of such shares did not exercise its redemption rights for such shares in connection with the Special Meeting.

(v) Subject to the terms and conditions set forth in this Agreement, each Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company (A) the number of shares of Common Stock equivalent to its Tranche I Private Placement Remainder at a purchase price of $10.00 per share (the “Tranche I Common Offering”), and (B) the number of shares of Common Stock equivalent to its Tranche II Private Placement Remainder at a purchase price of $10.00 per share (the “Tranche II Common Offering”), and, in the case of clauses (A) and (B) the Company agrees to sell such shares to each Subscriber at such price, subject to, in the case of clause (B), the Company’s right (x) to sell to such Subscriber such lesser number of shares as the Company may deem necessary or desirable with the prior written consent of Traxis (the shares of Common Stock to be so sold in clause (A) above, the “Tranche I Subject Common Shares”; in clause (B) above, the “Tranche II Subject Common Shares”; and, collectively in clauses (A) and (B), the “Subject Common Shares”) or (y) to determine not to consummate such sale if the Acquisition Closing does not occur or with the prior written consent of Traxis. For the avoidance of doubt, if the Acquisition Closing does not occur, then Subscribers’ obligations to purchase shares under the foregoing clauses (A) and (B) above are extinguished. Any such purchase shall be consummated simultaneously with the Acquisition Closing (the “Backstop Closing Day”). For purposes hereof, each Subscriber’s “Tranche I Private Placement Remainder” shall mean that number of shares of Common Stock that is equal to the quotient obtained by dividing (A) such Subscriber’s Tranche I Backstop Allocation (as reduced by the amount, if any, of its Tranche I Backstop Allocation used to purchase common stock pursuant to Section 1(a)(iii) hereof) by (B) $10.00, and such Subscriber’s “Tranche II Private Placement Remainder” shall mean that number of shares of Common Stock that is equal to the quotient obtained by dividing (A) such Subscriber’s Tranche II Backstop Allocation (as reduced by the amount, if any, of its Tranche II Backstop Allocation used to purchase common stock pursuant to Section 1(a)(iv) hereof) by (B) $10.00. For the avoidance of doubt, in the event that no Market Shares are acquired by any Subscriber pursuant to Sections 1(a)(iii) and (iv), such Subscriber’s obligations under this Section 1(a)(v) shall nevertheless apply.

(b) Commitment Fee. In consideration for each Subscriber’s obligations described in Section 1(a) hereof, on the date hereof, each Subscriber shall be paid, in immediately available funds, an up-front fee of $300,000, incurred as of the date hereof.

(c) Utilization Fees.

(i) Simultaneously with the Acquisition Closing, in consideration for the Subscribers’ obligations to acquire the Tranche I Market Shares, the Tranche I Subject Common Shares or any combination thereof (collectively, the “Tranche I Acquired Shares”), the Company shall issue to the Subscribers (in such allocation between them as directed in writing by the Sponsors), an aggregate number of shares of Common Stock (the “Tranche I Utilization Fee Shares”) equal to the product of (A) 38,750, multiplied by (B) a fraction, the numerator of which is the number of shares of Tranche I Acquired Shares, and the denominator of which is 500,000, provided that in no event shall the number of shares exceed 38,750.

(ii) Simultaneously with the Acquisition Closing, in consideration for the Subscribers’ obligations to acquire the Tranche II Market Shares, the Tranche I Subject Common Shares or any combination thereof (collectively, the “Tranche II Acquired Shares”), the Company shall issue to the Subscribers (in such allocation between them as directed in writing by the Sponsors), an aggregate number of shares of Common Stock (the “Tranche II Utilization Fee Shares” and, together with the Tranche I Acquired Fee Shares, the “Utilization Fee Shares”) equal to the product of (A) 64,000, multiplied by (B) a fraction, the numerator of which is the number of shares of Tranche I Acquired Shares, and the denominator of which is 500,000, provided that in no event shall the number of shares exceed 64,000.

(iii) Simultaneously with the Acquisition Closing, the Sponsor shall forfeit, and the Company shall retire and cancel, a number of shares of Common Stock held by the Sponsor equal to the number of Utilization Fee Shares.

2. Delivery of Subscription Amount; Acceptance of Subscriptions; Delivery. Each Subscriber understands and agrees that this subscription is made subject to the following terms and conditions:

(a) Contemporaneously with the execution and delivery of this Agreement, each Subscriber shall execute and deliver the Investor Questionnaire (as defined below) and, in respect of the Tranche I Common Offering and Tranche II Common Offering pursuant to Section 1(a)(v) hereof, upon notice from the Company setting forth the reasonably anticipated date of the Acquisition Closing, such Subscriber shall, no fewer than 3 days prior to such anticipated date (the “Funding Date”), cause a wire transfer to be made for payment for the Subject Common Shares in immediately available funds in the amount equal to $10 multiplied by the number of Subject Common Shares to be purchased by such Subscriber (the “Common Subscription Amount”) in accordance with the Subscription Instructions set forth on Exhibit A hereto. In the event Subscriber enters into privately negotiated transactions with third parties subsequent to the Funding Date but prior to the Acquisition Closing, the Common Subscription Amount shall be reduced by the dollar amount of such purchases and such excess funds shall be returned to such Subscriber. The payments provided for in this Section 2(a) shall be maintained in escrow with Continental Stock Transfer & Trust Company (or other nationally recognized escrow agent with whom in all cases, whether with Continental Stock Transfer & Trust Company or otherwise, the Company shall have an escrow agreement in place for purposes hereof, which such agreement shall be on reasonable and customary terms) pending the Company’s acceptance of the subscription.

(b) The subscription of each Subscriber for the Subject Common Shares shall be deemed to be accepted only (and shall not otherwise be accepted by the Company except) when (i) the Company has confirmed in writing to such Subscriber that the Company’s representations and warranties contained herein are, or shall be, true and correct as of the date of the acceptance of such subscription and (ii) there occurs the simultaneous Acquisition Closing. If such acceptances do not occur on or prior to the earliest of (x) the Acquisition Closing or (y) the date on which the Purchase Agreement is terminated in accordance with its terms (the “Termination Date”), such Subscriber’s subscription shall automatically be deemed rejected (the “Subscription Rejection”).

(c) The payment of the Common Subscription Amount will be returned promptly, without interest, to each Subscriber if the applicable subscriptions are rejected in whole or in part or if the Tranche I Common Offering and the Tranche II Common Offering, as applicable, is withdrawn or canceled.

(d) The representations and warranties of the Company and such Subscriber set forth herein shall be true and correct as of the date that the Company accepts the subscriptions set forth herein.

3. Expenses. Each party hereto shall pay all of its own expenses in connection with this Agreement and the transactions contemplated hereby.

4. Registration Rights.

(a) At the Acquisition Closing, the Company and each of the Subscribers shall execute and deliver the Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company has agreed under certain circumstances to register the resale of the Subject Common Shares and the Utilization Fee Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, and applicable state securities laws.

(b) None of the Subject Common Shares or Utilization Fee Shares may be directly or indirectly transferred, disposed of or otherwise monetized in any manner whatsoever, except pursuant to a registration statement or in a transaction that is exempt from the registration requirements of the Securities Act and applicable state securities laws. Except as provided in the Registration Rights Agreement, it shall be a condition to any such transfer that the Company shall be furnished with a written opinion of counsel to the holder of such Subject Common Shares and Utilization Fee Shares, reasonably satisfactory to the Company (as determined by the Company within 3 Trading Days of its receipt of such written opinion), to the effect that the proposed transfer would be pursuant to a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws; provided that the Company shall not require such written opinion of counsel if, acting in its reasonable discretion, if determines that applicable Law does not prohibit any transfers of the Subject Common Shares or Utilization Fee Shares, respectively, at such time.

(c) Without limitation to the generality of the foregoing, no Subscribers shall execute any short sales or engage in other hedging transactions of any kind with respect to the Common Stock during the period from the date of the Acquisition Closing through the date that is 45 consecutive days thereafter. For the avoidance of doubt, the prohibition set forth herein shall not be applicable on or after the Termination Date.

5. Representations, Warranties, Understandings, Risk Acknowledgments, and Covenants of The Subscribers. Each Subscriber hereby represents, warrants and covenants to the Company as follows:

(a) Such Subscriber is purchasing the Subject Common Shares and acquiring the Utilization Fee Shares for its own account, not as a nominee or agent, for investment purposes and not with a view towards distribution or resale within the meaning of the Securities Act (absent the registration of the Subject Common Shares and Utilization Fee Shares for resale under the Securities Act or a valid exemption from registration). Subscriber will not sell, assign or transfer such shares at any time in violation of the Securities Act or applicable state securities laws. Subscriber acknowledges that the Subject Common Shares and Utilization Fee Shares cannot be sold unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available.

(b) Such Subscriber understands that (A) the Subject Common Shares and Utilization Fee Shares (1) have not been registered under the Securities Act or any state securities laws, (2) have been offered and will be sold in reliance upon an exemption from the registration and prospectus delivery requirements of the Securities Act, (3) will be issued in reliance upon exemptions from the registration and prospectus delivery requirements of state securities laws which relate to private offerings and (4) must be held indefinitely because of the fact that the Subject Common Shares and Utilization Fee Shares have not been registered under the Securities Act or applicable state securities laws, and (B) such Subscriber must therefore bear the economic risk of its investment hereunder indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt therefrom. Subscriber further understands that such exemptions depend upon, among other things, the bona fide nature of the investment intent of such Subscriber expressed herein. Pursuant to the foregoing, such Subscriber acknowledges that until such time as the resale of the Subject Common Shares and Utilization Fee Shares has been registered under the Securities Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to an exemption from registration, the certificates representing any Subject Common Shares and Utilization Fee Shares acquired by such Subscriber shall bear a restrictive legend substantially as follows (and a stop-transfer order may be placed against transfer of the certificates evidencing such Subject Common Shares and Utilization Fee Shares):

In respect of the Subject Common Shares and Utilization Fee Shares:

THIS SHARE OF COMMON STOCK HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SHARE OF COMMON STOCK NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING:

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

1.	REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) OR IS AN “ACCREDITED INVESTOR” AS DEFINED IN REGULATION D UNDER THE SECURITIES ACT AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

2.	AGREES FOR THE BENEFIT OF HENNESSY CAPITAL ACQUISITION CORP. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR OR SUCH OTHER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AFTER THE LAST DATE OF THE ACQUISITION FROM THE COMPANY OR AN AFFILIATE OF THE COMPANY, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)	TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OR AN “ACCREDITED INVESTOR” AS DEFINED IN REGULATION D UNDER THE SECURITIES ACT, OR

(D)	PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

(c) Such Subscriber has knowledge, skill and experience in financial, business and investment matters relating to an investment of this type and is capable of evaluating the merits and risks of such investment and protecting such Subscriber’s interest in connection with the acquisition of the Subject Common Shares, Utilization Fee Shares and the Market Shares (collectively, the “Shares”). Such Subscriber understands that the acquisition of the Shares is a speculative investment and involves substantial risks and that such Subscriber could lose such Subscriber’s entire investment. Further, the undersigned has (i) carefully read and considered the risks identified in the Disclosure Documents (as defined below) and (ii) carefully considered the risks related to the Acquisition, the Company, and School Bus and has taken full cognizance of and understands all of the risks related to the Company, School Bus, the Acquisition, the Shares and the transactions contemplated hereby, including, without limitation, the purchase of the Shares. Acknowledging the very significant tax impact analysis and other analyses that is warranted in determining the consequences to it of purchasing and owning the Shares, to the extent deemed necessary by such Subscriber, such Subscriber has had the opportunity to retain, at its own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of the foregoing, including, without limitation, purchasing and owning the Shares. Such Subscriber has the ability to bear the economic risks of such Subscriber’s investment in the Company, including a complete loss of the investment, and such Subscriber has no need for liquidity in such investment.

(d) Such Subscriber has been furnished by the Company all information (or provided access to all reasonable information it requested) regarding the business and financial condition of the Company and School Bus, the Company’s expected plans for future business activities, and the merits and risks of an investment in the Shares which such Subscriber has requested or otherwise needs to evaluate the investment in the Shares.

(e) Such Subscriber is in receipt of and has carefully read and understands the following items (collectively, the “Disclosure Documents”):

(i) the final prospectus of the Company, filed with the Securities and Exchange Commission (the “SEC”) on January 16, 2014 (the “Final Prospectus”);

(ii) each filing made by the Company with the SEC following the filing of the Final Prospectus;

(iii) the Purchase Agreement, a copy of which has been made available to such Subscriber; and

(iv) a draft of the Proxy and the amendments to the Articles of Incorporation of the Company proposed to be voted on pursuant thereto, a copy of which has been made available to such Subscriber.

Such Subscriber understands the significant extent to which certain of the disclosures contained in items (i) and (ii) above shall no longer apply following the acquisition of School Bus in accordance with the Purchase Agreement.

Such Subscriber acknowledges that neither the Company nor any of its affiliates has made or makes any representation or warranty to such Subscriber in respect of the Company or School Bus, the Acquisition, the Company upon, or relating to, the Acquisition, other than in the case of the Company, the representations and warranties contained in this Agreement.

(f) In making its investment decision to purchase the Shares, such Subscriber is relying solely on investigations made by such Subscriber and such Subscriber’s representatives. The offer to sell the Subject Common Shares and issue the Utilization Fee Shares was communicated to such Subscriber in such a manner that such Subscriber was able to ask questions of and receive answers from the management of the Company concerning the terms and conditions of the proposed transaction and that at no time was such Subscriber presented with or solicited by or through any advertisement, article, leaflet, public promotional meeting, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting or any other form of general or public advertising or solicitation.

(g) Such Subscriber acknowledges that it has been advised that:

(i) The Subject Common Shares and Utilization Fee Shares offered or issuable hereby have not been approved or disapproved by the SEC or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of any representations by the Company. Any representation to the contrary is a criminal offense.

(ii) In making an investment decision, such Subscriber must rely on its own examination of the Company, the Acquisition, School Bus, the Tranche I Common Offering and Tranche II Common Offering, including the merits and risks involved. The Shares have not been recommended by any federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of any representation. Any representation to the contrary is a criminal offense.

(iii) The Subject Common Shares and Utilization Fee Shares will be “restricted securities” within the meaning of Rule 144 under the Securities Act, are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act and applicable state securities laws, pursuant to registration or exemption therefrom. Such Subscriber is aware that the provisions of Rule 144 are not currently available and, in the future, may not become available for resale of any of the Subject Common Shares and Utilization Fee Shares and that the Company is an issuer subject to Rule 144(i) under the Securities Act. Such Subscriber is aware that such Subscriber may be required to bear the financial risks of this investment for an indefinite period of time.

(h) Such Subscriber agrees to furnish the Company with such other information as the Company may reasonably request in order to verify the accuracy of the information contained herein and agrees to notify the Company immediately of any material change in the information provided herein that occurs prior to the acceptance of this Agreement by the Company.

(i) Such Subscriber further represents and warrants that such Subscriber is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act or an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, and Subscriber has executed the Investor Questionnaire attached hereto as Exhibit B (the “Investor Questionnaire”) and shall provide to the Company an updated Investor Questionnaire for any change in circumstances at any time on or prior to the Acquisition Closing.

(j) As of the date of this Agreement, such Subscriber and its affiliates do not have, and during the 30 day period prior to the date of this Agreement such Subscriber and its affiliates have not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 of under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or short sale positions with respect to the securities of the Company. In addition, such Subscriber shall comply with all applicable provisions of Regulation M promulgated under the Securities Act.

(k) If such Subscriber is a natural person, such Subscriber has reached the age of majority in the state in which such Subscriber resides, has adequate means of providing for such Subscriber’s current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Shares for an indefinite period of time, has no need for liquidity in such investment and, at the present time, could afford a complete loss of such investment.

(l) If such Subscriber is a partnership, corporation, trust, estate or other entity (an “Entity”): (i) such Entity has the full legal right and power and all authority and approval required (a) to execute and deliver, or authorize execution and delivery of, this Agreement and all other instruments executed and delivered by or on behalf of such Entity in connection with the purchase of the Shares, (b) to delegate authority pursuant to power of attorney and (c) to purchase and hold such Shares; (ii) the signature of the party signing on behalf of such Entity is binding upon such Entity; and (iii) such Entity has not been formed for the specific purpose of acquiring such Shares, unless each beneficial owner of such entity is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act or is qualified as an accredited investor within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act and has submitted information substantiating such individual qualification.

(m) If such Subscriber is a retirement plan or is investing on behalf of a retirement plan, such Subscriber acknowledges that investment in the Shares poses additional risks including the inability to use losses generated by an investment in the Shares to offset taxable income.

(n) This Agreement has been duly authorized, executed and delivered by such Subscriber and constitutes a legal, valid and binding obligation of such Subscriber enforceable against such Subscriber in accordance with its terms, except as such enforceability may be limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws in effect that limit creditors’ rights generally; (ii) equitable limitations on the availability of specific remedies; (iii) principles of equity (regardless of whether such enforcement is considered in a proceeding in Law or in equity); and (iv) to the extent rights to indemnification and contribution may be limited by federal securities laws or the public policy underlying such laws.

(o) Such Subscriber understands and confirms that the Company will rely on the representations and covenants contained herein in effecting the transactions contemplated by this Agreement and the other Transaction Documents (as defined herein). All representations and warranties provided to the Company furnished by or on behalf of such Subscriber, taken as a whole, are true and correct and do not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(p) Such Subscriber has read the Final Prospectus, and understands that the Company has established a trust fund, currently in an amount of approximately $115 million (“Trust Fund”) for the benefit of the Company’s public shareholders and that the Company may disburse monies from the Trust Fund only (i) to the Company’s public shareholders in the event they elect to redeem their shares, (ii) to the public shareholders upon the liquidation of the Company if the Company fails to consummate an initial business combination within the required time period described in the Final Prospectus, (iii) to the Company in limited amounts for its tax obligations and (iv) to the Company after, or concurrently with, the consummation of a business combination. To induce the Company to enter into this Agreement and sell the securities to be sold to it hereunder, such Subscriber agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Fund (“Claim”) and waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever. Notwithstanding the foregoing, each Subscriber shall maintain rights of redemption of any public shares it may own if the Acquisition Closing does not occur. This section shall survive the termination of this Agreement for any reason.

(q) Neither such Subscriber nor, to the extent it has them, any of its shareholders, members, managers, general or limited partners, directors, affiliates or executive officers (collectively with such Subscriber, the “Subscriber Covered Persons”), are subject to any of the “Bad Actor” disqualifications described in Rule 506(d) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3).

(r) Such Subscriber has exercised reasonable care to determine whether such Subscriber Covered Person is subject to a Disqualification Event.

(s) Neither the purchase of the Subject Common Shares nor the acquisition of the Utilization Fee Shares by such Subscriber will subject the Company to any Disqualification Event.

(t) As of the date hereof, such Subscriber does not own, directly or indirectly, any shares of Common Stock.

6. Representations and Warranties of the Company. The Company represents and warrants to each Subscriber as follows:

(a) Subject to obtaining all required approvals necessary in connection with the performance of the Purchase Agreement (including, without limitation, the approval of the Company’s stockholders) and any required approvals pursuant to the applicable rules of NASDAQ (as defined below) (together, the “Required Approvals”), the Company has all requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement and the Purchase Agreement (collectively, the “Transaction Documents”), and to consummate the transactions contemplated hereby and thereby, in accordance with the terms hereof and thereof. Subject to obtaining the Required Approvals, the execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by the Company’s Board of Directors and, subject to obtaining the Required Approvals, no further consent or authorization of the Company, its Board of Directors, or its shareholders is required. This Agreement and each of the other Transaction Documents have been duly executed and delivered by the Company. This Agreement and each of the other Transaction Documents will constitute upon execution and delivery by the Company, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws in effect that limit creditors’ rights generally; (ii) equitable limitations on the availability of specific remedies; (iii) principles of equity (regardless of whether such enforcement is considered in a proceeding in Law or in equity); and (iv) to the extent rights to indemnification and contribution may be limited by federal securities laws or the public policy underlying such laws.

(b) Subject to obtaining the Required Approvals, the execution, delivery and performance of this Agreement and each of the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) conflict with or result in a violation of any provision of the Second Amended and Restated Certificate of Incorporation or the bylaws of the Company, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, to which the Company is a party, or (iii) result in a violation of any Law applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations in clause (ii) of this Section 6(b) as would not, individually or in the aggregate, have a material adverse effect on the business, properties condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole (“Material Adverse Effect”)). The Company is not in violation of its Second Amended and Restated Certificate of Incorporation or other organizational documents. The Company is not in default (and no event has occurred which with notice or lapse of time would result in a default) under, and the Company has not taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement or instrument to which the Company is a party or by which any property or assets of the Company is bound or affected, except for defaults or possible defaults as would not, individually or in the aggregate, have a Material

Adverse Effect. Except for filings required under the Securities Act and any applicable state securities laws (and subject to obtaining the Required Approvals), the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self-regulatory organization or stock market (other than pursuant to the applicable rules of NASDAQ and the filing of a Notification and Report Form with the United States Federal Trade Commission and the United States Department of Justice under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended and the expiration or termination of any applicable waiting period thereunder, if required) in order for it to execute, deliver or perform any of its obligations under the Transaction Documents. All consents, authorizations, orders, filings and registrations that the Company is required to effect or obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof or will, prior to any acceptance of this subscription, be so obtained or effected in a timely manner as required by Law.

(c) The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Act and the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”) since January 16, 2014, or has timely filed for a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, year-end adjustments or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(e) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act). Such disclosure controls and procedures: (i) are designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s chief executive officer and its chief financial officer by others within those entities, particularly during the periods in which the Company’s reports and filings under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the most recent quarterly period reported to the SEC, and (iii) are effective to perform the functions for which they were established.

(f) Except with respect to the transactions contemplated hereby and by each of the other Transaction Documents and except as disclosed in the Disclosure Documents or has been disclosed in any public disclosure as defined in Section 101(e) of Regulation FD promulgated under the Exchange Act, since January 16, 2014: (i) the Company has conducted its business only in the ordinary course, consistent with past practice, and since that date, no changes have occurred which would reasonably be expected to have a Material Adverse Effect; and (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and in order to consummate the Acquisition and (B) liabilities not required to be reflected on the Company’s financial statements pursuant to GAAP or required to be disclosed in the SEC Documents.

(g) Other than a deficiency letter from NASDAQ dated August 7, 2014, there is no Action pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries that (i) adversely affects or challenges the legality, validity or enforceability of the Agreement, or (ii) if there were an unfavorable decision, would have or reasonably be expected to have a Material Adverse Effect. There has not been, and to the knowledge of the Company, there is not pending any investigation by the SEC involving the Company or to the knowledge of the Company, any director or officer of the Company (in his or her capacity as such). The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act. As used in this Agreement, “Action” means any action, lawsuit, claim, suit, arbitration, hearing, examination or judicial or legal proceeding or investigation, whether civil, criminal or administrative, at Law or in equity, or by or before any federal, national, supranational, foreign, state, provincial, local, county, municipal or other government, any governmental, regulatory or administrative authority, agency, department, bureau, board, commission or official or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority, or any court, tribunal, judicial or arbitral body, or any securities exchange, futures exchange, contract market, any other exchange or corporation or similar self-regulatory body or organization applicable to a party to this Agreement (each, a “Governmental Authority”) (in each case to the extent that the rules, regulations or orders of such body or authority have the force of Law). As used in this Agreement, “Law” means any material law (statutory, common or otherwise), including any material statute, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order of a Governmental Authority.

(h) The Company has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject in respect of which the failure to so make or file could reasonably be expected to have a Material Adverse Effect and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and, to the extent required by generally accepted accounting principles, has set aside on its books provisions reasonably adequate for the payment of all taxes that are material in amount for periods subsequent to the periods to which such returns, reports or declarations apply. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax.

(i) Since January 16, 2014, except as set forth in any document filed with the SEC, no event has occurred or, to the knowledge of the Company, circumstance exists that (with or without notice or lapse of time) would or could reasonably be expected to: (i) constitute or result in a violation by the Company, or a failure on the part of the Company to comply with, any Law; or (ii) give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature in connection with a failure to comply with any Law, except in either case that would not reasonably be expected to have a Material Adverse Effect.

(j) The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder that are applicable to it.

(k) No labor or employment dispute exists or, to the knowledge of the Company, is imminent or threatened, with respect to any of the employees of the Company that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(l) To the extent this Agreement is not already publicly disclosed at such time, the Company will file with the SEC disclosing the form of this Agreement within 2 Trading Days of the date hereof.

(m) The Company understands and confirms that each Subscriber will rely on the representations and covenants contained herein in effecting the transactions contemplated by this Agreement.

7. Understandings. Each Subscriber understands, acknowledges and agrees with the Company as follows:

(a) Such Subscriber hereby acknowledges and agrees that, subject to the terms and conditions of this Agreement, the subscription hereunder is irrevocable by such Subscriber, that, except as required by Law, such Subscriber is not entitled to cancel, terminate or revoke this Agreement or any agreements of such Subscriber hereunder, and that this Agreement and such other agreements shall survive the death or disability of such Subscriber and shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns. If such Subscriber is more than one person, the obligations of such Subscriber hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his/her heirs, executors, administrators, successors, legal representatives and permitted assigns.

(b) No federal or state agency has made any finding or determination as to the accuracy or adequacy of the Disclosure Documents or as to the suitability of this offering for investment nor any recommendation or endorsement of the Shares.

(c) The Common Offering is intended to be exempt from registration, which is dependent upon the truth, completeness and accuracy of the statements made by such Subscriber herein.

(d) There is only a limited public market for the Common Stock. There can be no assurance that a Subscriber will be able to sell or dispose of the Shares.

(e) The representations and warranties of such Subscriber contained in this Agreement and in any other writing delivered in connection with the transactions contemplated hereby shall be true and correct in all respects on and as of the date hereof and the date of the consummation of each offering of the Subject Common Shares and issuance of the Utilization Fee Shares as if made on and as of such date and such representation and warranties and all agreements of such Subscriber contained herein and in any other writing delivered in connection with the transactions contemplated hereby.

8. Survival. All representations, warranties and covenants contained in this Agreement shall survive (i) the acceptance of this Agreement by the Company and (ii) changes in the transactions, documents and instruments described herein which are not material or which are to the benefit of the Subscribers, in each case until the earlier of the (A) Acquisition Closing or (B) Termination Date. Each Subscriber acknowledges the meaning and legal consequences of the representations, warranties and covenants contained herein and that the Company has relied upon such representations, warranties and covenants in determining such Subscriber’s qualification and suitability to purchase the Shares.

9. Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if and when delivered personally or two Trading Days after being sent by registered or certified mail, return receipt requested, postage prepaid or one Trading Day after it is delivered by a commercial overnight carrier or upon confirmation if delivered by facsimile or email:

(a)	if to the Company (prior to the Acquisition Closing), to the following address:

Hennessy Capital Acquisition Corp.

700 Louisiana Street, Suite 900

Houston, Texas 77002

Attention: Daniel J. Hennessy

Facsimile: (312) 876-3854

with a copy to:

Sidley Austin LLP

One South Dearborn

Chicago, Illinois 60603

Attention: Jeffrey N. Smith, Esq., Dirk W. Andringa, Esq.

Facsimile: (312) 853-7036

and to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105

Attention: Stuart Neuhauser, Esq.

Facsimile: (212) 370-7889

and to:

The Traxis Group B.V.

c/o Cerberus Capital Management L.P.

875 Third Ave.

New York, New York 10022

Attention: Dev Kapadia

Facsimile: (212) 755-3009:

and to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Attention: Richard A. Presutti, Esq.

Facsimile: (212) 593-5955

(b)	if to the Company (following the Acquisition Closing), to the following address:

Blue Bird Corporation

402 Blue Bird Blvd., P.O. Box 937

Fort Valley, Georgia, 31030

Attention: CEO

Facsimile: (478) 822-3609

with a copy to:

The Traxis Group B.V.

c/o Cerberus Capital Management L.P.

875 Third Ave.

New York, New York 10022

Attention: Dev Kapadia

Facsimile: (212) 755-3009:

and to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Attention: Richard A. Presutti, Esq.

Facsimile: (212) 593-5955

(c) if to a Subscriber, to the address set forth on the signature page hereto.

(d) or at such other address as any party shall have specified by notice in writing to the others.

10. Notification of Changes. Each Subscriber agrees and covenants to notify the Company and Traxis immediately upon the occurrence of any event prior to the Acquisition Closing that would cause any representation, warranty, covenant or other statement contained in this Agreement to be false or incorrect or of any change in any statement made herein occurring prior to the Acquisition Closing. The Company and Traxis agree and covenant to notify each Subscriber immediately upon the occurrence of any event prior to the Acquisition Closing that would cause any representation, warranty, covenant or other statement contained in this Agreement to be false or incorrect or of any change in any statement made herein occurring prior to the Acquisition Closing.

11. Assignability; Amendments; Waiver. This Agreement is not assignable by any Subscriber, and may not be amended, modified or terminated except by an instrument in writing signed by the Company, Traxis and the Subscribers. The Agreement may not be waived except by an instrument in writing signed by the party against whom enforcement of waiver is sought.

12. Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, successors and assigns, and the agreements, representations, warranties and acknowledgments contained herein shall be deemed to be made by and be binding upon such heirs, executors, administrators, successors, legal representatives and assigns. This Agreement does not confer any rights or remedies upon any person or entity other than the parties hereto and their heirs, successors and permitted assigns, provided, however, that Traxis is an intended third-party beneficiary of this Agreement, and the Company and each Subscriber hereby acknowledge and agree that Traxis has the right to cause the Company to enforce its rights and perform its obligations under this Agreement including the right to cause the Company to make or not make any election or otherwise exercise or not exercise a right hereunder; and provided further, however, that notwithstanding anything to the contrary herein, the Company and each Subscriber acknowledge that money damages would not be an adequate remedy at Law if any Subscriber fails to perform in any material respect any of its obligations hereunder and accordingly agree that each party and Traxis, in addition to any other remedy to which it may be entitled at Law or in equity, shall be entitled to seek an injunction or similar equitable relief restraining such party from committing or continuing any such breach or threatened breach or to seek to compel specific performance of the obligations of any other party under this Agreement, without the posting of any bond, in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at Law.

13. Obligations Irrevocable. Subject to the terms and conditions contained herein, the obligations of each Subscriber to make its subscription provided for hereunder shall be irrevocable, except with the consent of the Company and Traxis, until the Subscription Rejection.

14. Agreement. This Agreement and the Registration Rights Agreement constitutes the entire agreement of the Subscribers and the Company relating to the matters contained herein and therein, superseding all prior contracts or agreements, whether oral or written. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

15. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof that would require the application of the laws of any jurisdiction other than New York. Each of the parties consents to the non-exclusive jurisdiction of the federal courts whose districts encompass any part of the District of Delaware or the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction, then in the applicable Delaware state court), with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

16. Severability. If any provision of this Agreement or the application thereof to any Subscriber or any circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other subscriptions or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by Law.

17. Construction. The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof. The rule of construction that an agreement shall be construed strictly against the drafter shall not apply to this Agreement.

18. Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement. A facsimile or other electronic transmission of this signed Agreement shall be legal and binding on all parties hereto.

19. Counsel. Each Subscriber hereby acknowledges that the Company and its counsel represent the interests of the Company and not those of any Subscriber in any agreement (including this Agreement) to which the Company is a party.

20. Confidentiality. Without limiting any of Subscriber’s pre-existing confidentiality obligations, Subscriber shall not, for a period of one year following the date hereof, without the Company’s prior written consent, disclose to any other person or entity the nature, extent or fact that Subscriber is entering this Agreement or the terms and conditions hereof, or any information Subscriber may receive in connection with this Agreement (in each case to the extent the Company has communicated the confidentiality thereof) other than (a) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process (in which case Subscriber agrees, to the extent practicable and not prohibited by applicable Law, to inform the Company promptly thereof prior to such disclosure), (b) upon the request or demand of any regulatory authority having jurisdiction over Subscriber, (c) to the extent that such information is or becomes publicly available other than by reason of disclosure by Subscriber in violation of this Agreement, or (d) to Subscriber’s Affiliates and to Subscriber’s and its Affiliates’ employees, legal counsel, independent auditors and other agents (collectively “representatives”) who need to know such information and who are informed of the confidential nature of such information and are or have been advised of their obligation to keep information of this type confidential. Subscriber will cause all of its and its Affiliate’s representatives to comply with the confidentiality provisions of this Agreement as fully as if they were a party hereto and will be responsible for a breach of the confidentiality provisions of this Agreement by any such representatives.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first written above.

HENNESSY CAPITAL ACQUISITION CORP.

By:
Name:
Title:

HENNESSY CAPITAL PARTNERS I LLC

By:	Hennessy Capital LLC, its managing member

By:
Name: Daniel J. Hennessy
Title: Managing Member

[Signature Page to Backstop and Subscription Agreement]

THE TRAXIS GROUP B.V.

By:
Dev Kapadia
Managing Director

SIGNATURE PAGE

TO

BACKSTOP AND SUBSCRIPTION AGREEMENT

OF

HENNESSY CAPITAL ACQUISITION CORP.

IN WITNESS WHEREOF, the undersigned Subscriber hereby executes, delivers, joins in and agrees to be bound by the Backstop and Subscription Agreement by and between Hennessy Capital Acquisition Corp. and the Subscriber (as defined therein) to which this Signature Page is attached as a Subscriber thereunder, which, together with all counterparts of such agreements and signature pages of other parties to such agreements, shall constitute one and the same document in accordance with the terms of such agreements.

By:
Name:
Title:

Tranche I Backstop Allocation:

Tranche II Backstop Allocation:

Address:

Facsimile:

[Signature Page to Backstop and Subscription Agreement]

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